                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         GEOSYSTEMS GLOBAL CORPORATION



     It is hereby certified that:

     1. The present name of the corporation (hereinafter called the "Corporation") is GEOSYSTEMS GLOBAL CORPORATION, which is the name under which the Corporation was originally incorporated; the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware is March 28, 1994, and a Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 1, 1994.

     2. This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation by amending said Certificate of Incorporation of the Corporation in its entirety as set forth in Exhibit A
                                                                 ---------
attached hereto and made a part hereof.

     3. The Restated Certificate of Incorporation herein certified was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

     4. IN WITNESS WHEREOF, said GEOSYSTEMS GLOBAL CORPORATION has caused this certificate to be signed by James Thomas, its Executive Vice President and Secretary, this 17/th/ day of July, 1997.


                              GEOSYSTEMS GLOBAL CORPORATION

                              By: /s/ James Thomas
                                  ------------------------------------------
                                  Name:  James Thomas
                                  Title: Executive Vice President and Secretary

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         GEOSYSTEMS GLOBAL CORPORATION
                            A DELAWARE CORPORATION


     GeoSystems Global Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is GeoSystems Global Corporation (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 28, 1994, and a Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 1, 1994.

     2. The restatement herein set forth has been duly approved by the Board of Directors of the Corporation and by the stockholders of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware ("Delaware Law").

     3.   The restatement herein set forth has been duly adopted pursuant to
Section 245 of the Delaware Law. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation as heretofore restated and amended.

     4. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                                   ARTICLE I

          The name of the corporation is GeoSystems Global Corporation (the "Corporation").

                                   ARTICLE II

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

          The Corporation shall have perpetual existence. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

          This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this corporation is authorized to issue is thirty-five million (35,000,000) shares. Twenty million (20,000,000) shares shall be designated Common Stock, par value $0.001 per share. Fifteen million (15,000,000) shares shall be designated Preferred Stock, par value $0.01 per share, of which six million five hundred and fifty thousand (6,550,000) shares shall be designated Series A Preferred Stock (the "Series A Preferred"), two million (2,000,000) shares shall be designated Series B Preferred Stock (the "Series B Preferred") and three million eight hundred thousand (3,800,000) shares shall be designated Series C Preferred Stock (the "Series C Preferred") and two million six hundred and fifty thousand (2,650,000) shares shall be undesignated as to series.

          Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

          Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

                                   ARTICLE V

     The preferences and relative, optional and other special rights of the shares of Series A Preferred, and the qualifications, limitations or restrictions thereof, are as follows:

     1.   DESIGNATION OF SERIES: RANK. The number of shares of Series A
          ---------------------------
Preferred may be increased or decreased, at any time and from time to time, by resolution of the Board of Directors: provided that no decrease shall reduce the number of shares of Series A Preferred to a number less than that of the shares of such series then outstanding. The Series A Preferred shall rank senior to the Common Stock of the Corporation and junior to the Series B Preferred and Series C Preferred with respect to the payment of dividends and as to (i) the distribution of assets upon liquidation, dissolution or winding up, and (ii) the distribution of assets upon the redemption of the Series A Preferred, Series B Preferred and Series C Preferred. Subject to the protective provisions set forth in Section 7(b) hereof, the Board of Directors may by resolution issue and designate additional series or classes of Preferred Stock which may rank senior to, junior to, or on parity with the Series A Preferred with respect to the payment of dividends, the distribution of assets upon liquidation, dissolution or winding up, redemption rights, and the other rights, preferences and privileges of such preferred stock.

     2.   DIVIDENDS AND DISTRIBUTIONS.
          ---------------------------

          (a) Subject to the prior and superior rights of the holders of any shares of Series B Preferred, of shares of Series C Preferred or of shares of any other series of Preferred Stock now existing or hereafter designated ranking senior to the shares of Series A Preferred with respect to dividends, the holders of shares of Series A preferred, in preference to the holders of Common Stock and any series of Preferred Stock now existing or hereafter designated which expressly provides by its terms that it is junior to the Series A Preferred in dividend rights, shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, an annual cash dividend in the amount of $0.075 per share. Such dividends shall not be cumulative, and no right shall accrue to holders of Series A Preferred by reason of the fact that dividends on such shares are not declared or paid in any year.

          (b) Notwithstanding Section 2(a) hereof, the Board of Directors of the Corporation may not declare, and the Corporation may not pay, any dividends on the shares of Series A Preferred unless (i) the Corporation has paid in cash all dividends or interest (as the case may be) accrued and payable on the shares of Series B Preferred or Convertible Debt (as defined in Article VI, Section 4(a) hereof) (as the case may be) as of the date of the proposed dividend on the shares of Series A Preferred and (ii) the Corporation has paid in cash a dividend on each share of Series C Preferred as of the date of the proposed dividend on the shares of Series A Preferred in an amount equal to the original purchase price of the Series C Preferred multiplied by a fraction, the numerator of which is the amount of the dividend payable on the Series A Preferred, and the denominator of which is the original purchase price of the Series A Preferred

(subject to appropriate adjustment for all stock splits, stock dividends, combinations and recapitalizations of Series A and Series C Preferred).

          (c) Notwithstanding Section 2(a) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the corporation (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment of services, pursuant to an agreement providing for such right of repurchase, or
(ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, in either case whether or not dividends on the Series A Preferred shall have been declared and paid or funds set aside therefor.

     3.   VOTING RIGHTS. Except as otherwise required by law, each share of
          -------------
Series A Preferred issued and outstanding shall at any time have a number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred is then convertible pursuant to Section 5 hereof. Subject to the foregoing, the holders of Series A Preferred shall be entitled to vote with the holders of Common Stock on all matters submitted to a vote of stockholders (whether at a meeting or by written consent); provided that, subject to Section 1 hereof, the Series A Preferred shall be entitled to vote as a separate series (the affirmative vote or consent of the holders of at least a majority of the outstanding shares of such separate series being required) or as part of a class (together with other series of Preferred Stock) on any matter with respect to which a series vote by the Series A Preferred or a class vote of the Preferred Stock, as the case may be, shall be expressly required by law, and any such class or series vote may be given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

     4.   LIQUIDATION.  Subject to the prior and superior rights of the holders
          -----------
of any shares of Series B Preferred, of shares of Series C Preferred and of shares of any other series of Preferred Stock now existing or hereafter designated ranking senior to the shares of Series A Preferred with respect to liquidation preference, in the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 4, a "LIQUIDATION"), before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock now existing or hereafter designated that by its express terms ranks junior to the Series A Preferred in respect of distributions upon the Liquidation of the Corporation, the holder of each share of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $1.00 per share plus all dividends declared and unpaid on such share on the date fixed for the distribution of assets of the Corporation in liquidation to the holders of Series A Preferred.

     If upon any Liquidation the aggregate assets available for distribution to the holders of the Series A Preferred and any other stock of the Corporation now existing or hereafter designated ranking on parity with the Series A Preferred upon Liquidation and which shall then be outstanding (hereinafter in this paragraph called the "TOTAL AMOUNT AVAILABLE") shall be insufficient to pay the holders of all outstanding shares of Series A Preferred and all such other parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holder of each share of Series A Preferred in connection with such Liquidation an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which such share of Series A Preferred shall be entitled under the terms of the preceding paragraph by reason of such Liquidation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation with respect to all Series A Preferred and other stock ranking on a parity with the Series A Preferred then outstanding upon a Liquidation had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation.

     The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of this Section 4.

     The holder of any shares of Series A Preferred shall not be entitled to receive any payment owed for such shares under this Section 4 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to surrender such shares to the Corporation free of any adverse interest.

     After payment of the full amount of the liquidating distribution to which any holder of Series A Preferred is entitled, the holder of such share or shares will not be entitled to any further participation in any distribution of assets by the Corporation.

     5.   CONVERSION RIGHTS.
          -----------------

          (a)   Optional Conversion into Common Stock. The holder of any share
                -------------------------------------
of Series A Preferred shall have the right, at such holder's option, at any time to convert such share into that number of shares of fully paid and nonassessable whole shares of Common obtained by dividing $1.00 by the Series A Conversion Price then in effect. The Series A Conversion Price shall initially be $1.00 per share, and shall be subject to adjustment as set forth below.


          (b)  Automatic Conversion. Each share of Series A Preferred shall
               --------------------
automatically convert into shares of fully paid and nonassessable Common Stock, without any further action required on the part of the holder thereof, either
(i) immediately prior to the closing of the Corporation's initial underwritten public offering pursuant to a Registration Statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and having an aggregate offering price to the public of not less than $15,000,000 (a "Qualified Public Offering") or (ii) upon the affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred, whichever is earlier. The number of shares of Common Stock issuable upon such automatic conversion of any such share shall be equal to the number obtained by dividing $1.00 by the Series A Conversion Price then in effect.

          (c) Procedure for Conversion. To exercise the conversion privilege set
              ------------------------
forth in Section 5(a) hereof, the holder of shares of Series A Preferred shall surrender the shares to be converted, accompanied by instruments of transfer satisfactory to the Corporation and sufficient to transfer the shares being converted to the Corporation free of any adverse interest, at the principal offices of the Corporation or any of the offices or agencies maintained for such purpose by the Corporation ("Conversion Agent") and shall give written notice (by registered or certified mail, overnight courier or hand delivery) to the Corporation at such Conversion Agent that the holder elects to convert such shares. Such notice shall state whether and to what extent the shares so surrendered for conversion shall be converted into shares of Common Stock, and shall also state the name or names, together with address or addresses, in which the certificate or certificates for Common Stock issuable on such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series A Preferred as aforesaid, the Corporation shall issue and deliver at such Conversion Agent to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Certificates will be issued for the balance of the shares of Series A Preferred in any case in which fewer than all of the shares of Series A Preferred are converted.

          Each conversion pursuant to Section 5(a) hereof shall be deemed to have been effected immediately prior to the close of business on the date on which the shares of Series A Preferred shall have been so surrendered and such notice shall have been received by the Corporation as aforesaid. Each conversion pursuant to Section 5(b) hereof shall be deemed to have been effected, automatically and with no further required action on die part of the holder of the shares as converted, immediately prior to (but contingent upon) the closing of the sale of shares pursuant to the Qualified Public Offering. In each such case, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby at the effective date of such conversion, unless the stock transfer books of the Corporation shall be closed on such date, in which event such conversion shall be deemed to have been effected immediately prior to the open of business on the next succeeding day on which such stock transfer books are open, and such person or persons shall be deemed to have become such holder or holders of record of the Common Stock at the open of business on such later day. In each such case, the conversion shall be at the Conversion Price in effect on the effective date of the conversion as determined above. No payment or adjustment shall be made on conversion for any dividends payable on the Common Stock delivered on conversion. Effective as of any such conversion, the Corporation shall be excused from paying any dividends on the shares converted, except for any dividends accrued (whether or not earned or declared) and unpaid through the day of conversion.

     No fractional interest in a share of Common Stock shall be deliverable upon the conversion of any share or shares of Series A Preferred, and the number of shares of Common Stock issuable upon any such conversion shall be rounded down to the nearest whole share. If more than one certificate representing shares of Series A Preferred is to be converted at one time by the same holder into Common Stock, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred represented by such certificates, or the specified portions thereof to be converted.

          (d)  Adjustment of Conversion Price.  The Conversion Price shall be
               ------------------------------
adjusted from time to time in respect of any of the following events occurring on or after the date upon which a share of Series A Preferred is first issued (the "ORIGINAL ISSUE DATE" of the Series A Preferred), as follows:

               (i)  Dividends and Distributions. In case the Corporation shall
                    ---------------------------
pay or make a dividend or other distribution upon its Common Stock payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.


               (ii) Subdivisions and Combinations. In case the outstanding
                    -----------------------------
shares of Common Stock shall each be subdivided into a greater number of shares of Common Stock (other than any such subdivision which is effected pursuant to a dividend or distribution for which adjustment to the Conversion Price is made under paragraph (i) above), the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (iii)  Distributions other than Cash Dividends. In case the
                      ---------------------------------------
Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends out of retained earnings) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Series A Preferred shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such shares of Series A Preferred shall then be convertible.

               (iv)   Reclassifications.  In case of any capital reorganization
                      -----------------
or reclassification of the stock of the Corporation (other than any transaction described in paragraph (i), (ii) or (iii) hereof), of the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), the shares of the Series A Preferred shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which the holder thereof would have been entitled if immediately prior to such reorganization, reclassification, consolidation, or merger the holder had converted the holder's shares of the Series A Preferred into Common Stock.

               (v)    Tax Adjustments.  The Corporation may in its sole
                      ---------------
discretion make such reductions in the Conversion Price, in addition to those required by paragraphs (i), (ii), (iii) and (iv) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipient.

               (vi)   Reservation of Shares.  the Corporation shall at all times
                      ---------------------
reserve and keep available, free from preemptive fights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of the Series A Preferred, the maximum number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred then outstanding. All common Stock issued upon conversion of the Series A Preferred shall be newly issued and, when issued, shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances.

     6.   NOTICES OF RECORD DATE.  In the event of any taking by the Corporation
          ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

     7.   PROTECTIVE PROVISIONS.  So long as any shares of Series A Preferred
          ---------------------
are outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred voting together as a class:

          (a) amend or repeal any provision of, or add any provision to, this Corporation's Restated Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred; or

          (b) authorize or issue shares of any class of stock (other than the Series B Preferred issued as dividends as described in Article VI hereof) having any preference or priority as to dividend, redemption or liquidation preferences which is superior to any such preference or priority of the Series A Preferred.

     8.   REDEMPTION RIGHTS.
          -----------------

          (a)  Holder Redemption.  Subject to the prior and superior rights of
               -----------------
the holders of the shares of Series B Preferred and shares of Series C Preferred, upon written notice at least one hundred twenty (120) days prior to December 31 of any calendar year from, and including, the year 2002, by the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred (a "Holder Election"), the Corporation shall be required to redeem all of the issued, outstanding and nonredeemed shares of Series A Preferred held by each holder of Series A Preferred (a "Holder Redemption"), at a redemption price per share (the "Redemption Price") of $1.00 plus an amount equal to all declared but unpaid dividends on the Series A Preferred. In the event of any such Holder Election, the Corporation shall, out of and only to the extent of funds legally available therefor, redeem (i) on the December 31 following such Holder Election, one-third of the number of shares of Series A Preferred then issued and outstanding; (ii) on the second December 31 following such Holder Election, one-half of the number of shares of Series A Preferred then issued and outstanding; and (iii) on the third December 31 following such Holder Election, all of the shares of Series A Preferred then issues and outstanding. the Redemption Price payable upon any Holder Redemption shall be paid in cash, to the extent of funds legally available therefor.

          (b) In the event that the Corporation does no have legally available funds sufficient to pay in full the Redemption Price with respect to each share of Series A Preferred being redeemed pursuant to this Section 8 ("REDEEMED SHARES"), the corporation shall redeem the shares of Series A Preferred otherwise scheduled for redemption pro rata among the holders of the Series A Preferred then outstanding, based on the number of shares then held by each holder of Series A Preferred.

          (c)  Payment of Redemption Price.  In the case of any Holder
               ---------------------------
Redemption pursuant to Section 4(a), the Corporation shall pay the Redemption Price in cash.

          (d)  Mechanics of Redemption.
               -----------------------

               (i) Notice of any Holder Redemption of the Series A Preferred shall be mailed at least thirty (30), but not more than sixty (60), calendar days prior to each December 31 redemption date (each, a "Holder Redemption Date"), to each holder of Series A Preferred to be redeemed at such holder's address as it appears on the books of the Corporation. To facilitate the redemption of the Series A Preferred, the Board of Directors may fix a record date for the determination of the holders of shares of Series A Preferred to be redeemed on each Holder Redemption Date, which date shall be not more than sixty
(60), nor less than ten (10) calendar days prior to the respective Holder Redemption Date.

               (ii) The holder of any shares of Series A Preferred redeemed pursuant to this Section 8 shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the Corporation's notice of redemption (i) the certificates representing the shares of Series A Preferred to be redeemed and
(ii) appropriate endorsements and transfer documents sufficient to transfer such shares of Series A Preferred to the Corporation free of any adverse interest.
In the event the redemption amount payable on any redeemed share of Series A Preferred is not paid in full within fifteen (15) business days after the Holder Redemption Date as provided herein, then the unpaid portion of the Redemption Price of such share shall bear interest at a rate of 12% per annum, commencing at the close of business on the Holder Redemption Date and continuing until the redemption price on such share is paid in full. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and shall be payable on demand.

               (iii) In the event of any redemption, then upon the Holder Redemption Date and if all funds necessary for such redemption shall have been paid in cash or set aside by the Corporation separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then the shares so called for redemption shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the applicable Holder Redemption Date, and all rights of the holders of the shares of Series A Preferred called for redemption shall cease and terminate, excepting only the right to receive the Redemption Price therefor (including any accrued and unpaid dividends, whether or not earned or declared, to the Holder Redemption Date if such price has not already been paid, without interest except as provided in
Section 4(d)(ii) hereof.

          (e)  Conversion Rights.  Nothing contained in this Section 8 shall in
               -----------------
any way restrict or prohibit the holders of the Series A Preferred from exercising their conversion rights pursuant to Section 5 hereof prior to the redemption of any shares hereunder.

          (f)  Priority on Redemption. The redemption rights of the shares of
               ----------------------
Series A Preferred are subject to the prior and superior rights of the holders of any shares of Series B Preferred and Series C Preferred. Accordingly, if on any applicable Holder Redemption Date, any shares of Series B Preferred or Series C Preferred remain outstanding, the holders of the Series B Preferred and Series C Preferred shall be entitled to have all of their shares redeemed prior to the redemption of any shares of Series A Preferred. Upon its receipt of a Holder Election under this Section 8, the Corporation shall promptly provide a copy of such Holder Election to the holders of the Series B Preferred and Series C Preferred.

                                  ARTICLE VI

     The preferences and relative, optional and other special rights of the shares of Series B Preferred, and the qualifications, limitations or restrictions thereof, are as follows:

     1.   DESIGNATION OF SERIES: RANK. The number of shares of Series B
          ---------------------------
Preferred may be increased or decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred to a number less than that of the shares of such series then outstanding. The Series B Preferred shall rank senior to the Common Stock and the Series A Preferred with respect to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up. The Series B Preferred shall rank senior to the Series C Preferred as to the payment of dividends and junior to the Series C Preferred as to (i) the distribution of assets upon liquidation, dissolution or winding up, and (ii) the distribution of assets upon the redemption of the Series B Preferred and Series C Preferred. Subject to the protective provisions set forth in Section 7(b) hereof, the Board of Directors may by resolution issue and designate additional series or classes of Preferred Stock which may rank senior to, junior to, or on parity with the Series B Preferred with respect to the payment of dividends, the distribution of assets upon liquidation, dissolution or winding up, redemption rights, and the other rights, preferences and privileges of such preferred stock.

     2.   DIVIDENDS AND DISTRIBUTIONS.
          ---------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking senior to the shares of Series B Preferred with respect to dividends, the holders of shares of Series B Preferred, in preference to the holders of Common Stock, Series A Preferred, Series C Preferred and any other series of Preferred Stock now existing or hereafter designated which expressly provides by its terms that it is junior to the Series B Preferred in dividend rights, shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, semiannual dividends payable as hereinafter provided.

Dividends shall begin to accrue with respect to any share of Series B Preferred commencing on the date that such share is first issued (the "Original Issue Date") and shall accumulate (whether or not earned or declared) and be payable on September 30 and March 31 of each year, beginning on March 31, 1995, or, if any such day is not a business day of the Corporation, on the next succeeding business day (each such payment date being referred to herein as a "Dividend Payment date"), at an annual rate of $0.46125 per share of Series B Preferred Stock until December 31, 1997 and, thereafter, at an annual rate of $0.39975 per share of Series B preferred Stock, in each case, calculated on the basis of a year of three hundred sixty-five (365) days. The amount of dividends payable per share for each full semi-annual dividend period shall be computed by dividing by two the applicable annual rate of $0.46125 or $0.39975 (rounding the amount payable to any holder of Series B Preferred, after aggregating amounts payable on all shares of Series B Preferred held by such holder, to the nearest cent). If less than six (6) months shall have elapsed from the Original Issue Date of any share or shares of Series B Preferred to the first Dividend Payment Date after such issuance, the dividends payable on such Dividend Payment Date shall be the amount payable on each subsequent Dividend Payment Date multiplied by a fraction, the numerator of which is the number of days from the Original Issue Date of such share or shares of the Series B Preferred Stock to such first Dividend Payment Date and the denominator of which is 182.5. Any dividend (whether or not earned or declared) not paid in full within fifteen (15) days following the relevant Dividend Payment Date shall bear interest at the rate of 7.5% per annum with respect to dividends payable on or prior to December 31, 1997, and 6.5% per annum with respect to dividends payable after December 31, 1997, calculated as provided above, commencing at the close of business on such Dividend Payment Date and continuing until such dividend is paid in full. Any such unpaid interest shall be payable upon payment of the delinquent dividend or thirty (30) days following any written demand from the holder for payment thereof. Dividends paid on shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on the Series B Preferred shall be allocated pro rata on a share-by-share basis among all shares of Series B Preferred at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) nor less than ten (10) calendar days prior to the respective Dividend Payment Date.

          (b) Any dividend on shares of Series B Preferred shall be payable in cash or a combination of cash and shares of Series B Preferred, such form of payment to be determined at the Corporation's election and in its sole discretion, provided that not less than 13.33% of the dividend payable in any period on or prior to December 31, 1997 shall be payable in cash. The number of shares of Series B Preferred so to be issued, if any, shall be computed by dividing the dollar amount of the dividend to be paid in shares of Series B Preferred (as determined above) by the amount of six dollars and fifteen cents ($6.15) per share. Any dividends on the Series B Preferred paid in Series B Preferred shall be paid to any holder only in whole shares of Series B Preferred, and any fraction shall be paid in cash. The respective portions of any dividend payable in each of cash and shares of Series B Preferred shall be distributed pro rata among all holders of Series B Preferred based on each Holder's respective ownership of Series B Preferred.

          (c) If a dividend (whether or not earned or declared) or any redemption or repurchase payment upon any shares of Series B Preferred (or any interest thereon), or any other outstanding Preferred Stock of the Corporation ranking on a parity with the Series B Preferred as to dividends, is in arrears, then no dividend or other distribution may be declared and no redemption or repurchase payment may be made (and no interest thereon may be paid) on any such shares (other than dividends or payments made in stock of the Corporation ranking junior to the Series B Preferred as to dividends, upon liquidation, dissolution and winding up and
                                     -12-
redemption ("Junior Stock")) unless amounts are paid or distributed in respect of all such arrearages pro rata, so that (i) the amounts so paid or distributed per share of each such series bear to each other the same ratio that the amounts in arrears per share of each such series (i.e., the Series B Preferred and any other outstanding series of Preferred Stock of the Corporation ranking in parity with the Series B Preferred) bear to each other and (ii) the percentage of each such amount in arrears which is paid in cash per share of Series B Preferred is no lower than the percentage of the amount in arrears which is paid or distributed in cash per share of any such other series. So long as any shares of Series B Preferred remain outstanding, no dividend shall be paid or declared and no distribution made on any stock of the Corporation ranking junior to the Series B Preferred as to dividends or upon liquidation, dissolution or winding up (other than a dividend payable in Junior Stock), and no shares of stock of the Corporation ranking junior to the Series B Preferred as to dividends or upon liquidation, dissolution or winding up or upon redemption or repurchase shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock, or the exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Stock), unless in each case (i) all dividends (whether or not earned or declared) on the Series B Preferred then accrued and in arrears for all past dividend periods (and any interest thereon) are first paid in full and the full dividend thereon for the then-current dividend period is paid or declared and set apart for payment and (ii) the Corporation first pays in full all amounts then due and payable in connection with any matured redemption obligation on the Series B Preferred or, with respect to amounts to be paid in cash, sets aside such payable amounts separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares subject to such redemption so as to continue to be available therefor. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock, or shares of Junior Stock may be purchased, redeemed or otherwise acquired for consideration by the Corporation, from time to time out of any funds legally available therefor, and the Series B Preferred shall not be entitled to participate in any such dividend, purchase, redemption or other acquisition, whether payable in cash, stock or otherwise.

          (d) Notwithstanding Section 2(c) hereof, the Corporation may at any time, out of funds legally available therefor, (x) repurchase shares of Common Stock of the Corporation (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment of services, pursuant to an agreement providing for such right of repurchase, or (ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, (y) repurchase the Series C Preferred in accordance with Section 3.2(b) of the Series C Convertible Preferred Stock Purchase Agreement dated as of July 17, 1997, and (z) redeem the Series C Preferred in accordance with Section 8 of Article VIII of this Certificate of Incorporation, in any case whether or not dividends on the Series B Preferred shall have been declared and paid or funds set aside therefor.

     3.   VOTING RIGHTS. The holders of Series B Preferred shall have no right
          -------------
by virtue of their ownership of such shares to vote in the election of directors of the Corporation and shall have no other voting rights except as expressly required by law. Any vote expressly required by law may be given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

     4.   REDEMPTION RIGHTS.
          -----------------

          (a)  Optional Redemption. Subject to the prior written consent of the
               -------------------
holders of a majority of the shares of Series C Preferred then issued and outstanding, the Corporation may, at its sole option and election, redeem (an "OPTIONAL REDEMPTION") the Series B Preferred, in whole or in part, at any time and from time to time, at a redemption price per share (the "REDEMPTION PRICE") of six dollars and fifteen cents ($6.15) plus an amount equal to all dividends (whether or not earned or declared ) accrued and unpaid thereon to the redemption date. The Redemption Price payable upon any Optional Redemption may be paid in cash, the issue of convertible debentures on the terms provided herein ("Convertible Debt") or any combination of cash and Convertible Debt, at the election of the Corporation in its sole discretion, pursuant to Section 4(e) hereof, provided that any such amounts payable in cash shall be paid only to the extent of funds legally available therefor.

          (b)  Holder Redemption. Subject to the prior and superior rights of
               -----------------
the holders of the shares of Series C Preferred, upon written notice at least one hundred twenty (120) days prior to December 31 of any calendar year from, and including the year 2002, by the holders of at least two-thirds (2/3) of the then outstanding shares of Series B Preferred (a "Holder Election"), the Corporation shall be required to redeem, to the extent that such shares have not already been redeemed pursuant to paragraph (a) above, all of the issued, outstanding and nonredeemed shares of Series B Preferred held by each holder of Series B Preferred (a "Holder Redemption"), at a price per share equal to the Redemption Price. In the event of any such Holder Election, the Corporation shall, out of and only to the extent of funds legally available therefor, redeem
(i) on the December 31 following such Holder Election, one-third of the number of shares of Series B Preferred then issued and outstanding; (ii) on the second December 31 following such Holder Election, one-half of the number of shares of Series B Preferred then issued and outstanding; and (iii) on the third December 31 following such Holder Election, all of the shares of Series B Preferred then issued and outstanding. The Redemption Price payable upon any Holder Redemption shall be paid in cash, to the extent of funds legally available therefor.

          (c)  Redemption to be Effected Pro Rata. If, in the case of an
               ----------------------------------
Optional Redemption pursuant to Section 4(a) hereof, less than all of the Series B Preferred at the time outstanding is to be redeemed, then the shares so to be redeemed shall be redeemed pro rata among the holders of the Series B Preferred based on the total number of shares of Series B Preferred then held.

          (d) In the event that the Corporation does not have legally available funds sufficient to pay in full the Redemption Price with respect to each share of Series B Preferred being redeemed pursuant to this Section 4 ("REDEEMED SHARES"), the Corporation shall redeem the shares of Series B Preferred otherwise scheduled for redemption pro rata among the holders of Series B Preferred then outstanding , based on the number of shares then held by each holder of Series B Preferred.

          (e)  Payment of Redemption Price. In the case of any Optional
               ---------------------------
Redemption pursuant to Section 4(a), the Corporation may pay the Redemption Price in cash, Convertible Debt, or any combination thereof, at the election of the Corporation in its sole discretion. In the case of any Holder Redemption pursuant to section 4(b), the Corporation shall pay the Redemption Price in cash. If the Corporation elects to pay any part of the Redemption Price of an Optional Redemption in some combination of cash and Convertible Debt, the respective portions of such Redemption Price payable in each such form of consideration shall be distributed pro ram among all holders of Series B Preferred being redeemed based on each such Holder's respective ownership of the Series B Preferred being redeemed. The aggregate face value of Convertible Debt issuable upon such redemption shall be equal to the aggregate dollar amount of the Redemption Price payable in Convertible Debt. Convertible Debt shall bear interest at a rate of 7.5% per annum until December 31, 1997 and, thereafter, at a rate of 6.5% per annum, shall be subordinate in right of payment to all debt to financial institutions for money borrowed, shall be payable upon demand at any time after September 30, 2002, and shall be evidenced by subordinated debentures in substantially the form attached as Exhibit A to this Restated Certificate of Incorporation (with such changes thereto as may be agreed by the Company and holders of a majority of the shares of Series B Preferred then outstanding).

          (f)  Mechanics of Redemption.
               -----------------------

               (i) Notice of any Optional Redemption of the Series B Preferred shall be mailed at least thirty (30), but not more than sixty (60), calendar days prior to the date fixed for redemption (the "Optional Redemption Date"), to each holder of Series B Preferred to be redeemed at such holder's address as it appears on the books of the Corporation. To facilitate the redemption of the Series B Preferred, the Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred to be redeemed, which date shall not be more than sixty (60) nor less than ten (10) calendar days prior to the Optional Redemption Date.

               (ii) Notice of any Holder Redemption of the Series B Preferred shall be mailed at least thirty (30), but not more than sixty (60), calendar days prior to each December 31 redemption date (each, a "Holder Redemption Date"), to each holder of Series B Preferred to be redeemed at such holder's address as it appears on the books of the Corporation. To facilitate the redemption of the Series B Preferred, the Board of Directors may fix a record date for the determination of the holders of shares of Series B preferred to be redeemed on each Holder Redemption Date, which date shall be not more than sixty
(60), nor less than ten (10) calendar days prior to the respective Holder Redemption Date.

               (iii) The holder of any shares of Series B Preferred redeemed pursuant to this Section 4 shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the Corporation's notice of redemption (i) the certificates representing the shares of Series B Preferred to be redeemed and
(ii) appropriate endorsements and transfer documents sufficient to transfer such shares of Series B Preferred to the Corporation free of any adverse interest. In the event the redemption amount payable on any redeemed share of Series B Preferred is not paid in full within fifteen (15) business days after the Optional Redemption Date or Holder Redemption Date (as applicable) as provided herein, then the unpaid portion of the Redemption Price of such share shall bear interest at a rate of 12% per annum, commencing at the close of business on the Optional Redemption Date or Holder Redemption Date (as applicable) and continuing until the redemption price on such share is paid in full. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and shall be payable on demand.

               (iv) In the event of any redemption, then upon the Optional Redemption Date or Holder Redemption Date and if all funds necessary for such redemption shall have been paid (either in cash, Convertible Debt (as applicable), or some combination thereof (as applicable)) or set aside by the Corporation separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then the shares so called for redemption shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the applicable Optional Redemption Date or Holder Redemption Date, and all rights of the holders of the shares of Series B Preferred called for redemption shall cease and terminate, excepting only the right to receive the Redemption Price therefor (including any accrued and unpaid dividends, whether or not earned or declared, to the Optional Redemption Date or Holder Redemption Date (as the case may be)) if such price has not already been paid, without interest except as provided in Section 4(f)(iii) hereof.

          (g)  Priority on Redemption. The redemption rights of the shares of
               ----------------------
Series B Preferred are subject to the prior and superior rights of the holders of any shares of Series C Preferred. Accordingly, if on any applicable Holder Redemption Date, any shares of Series C Preferred remain outstanding, the holders of the Series C Preferred shall be entitled to have all of their shares redeemed prior to the redemption of any shares of Series B Preferred. Upon its receipt of a Holder Election under this Section 4, the Corporation shall promptly provide a copy of such Holder Election to the holders of the Series C Preferred.

     5.   LIQUIDATION. Subject to the prior and superior rights of the holders
          -----------
of any shares of Series C Preferred and of shares of any other series of Preferred Stock now existing or hereafter designated ranking senior to the shares of Series B Preferred with respect to liquidation preference, in the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 5, a "LIQUIDATION"), before any distribution of assets shall be made to the holders of the Common Stock, Series A Preferred Stock or any other series of Preferred Stock now existing or hereafter designated that by its express terms ranks junior to the Series B Preferred in respect of distributions upon the Liquidation of the Corporation, the holder of each share of Series B Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $6.15 per share plus all dividends (whether or not earned or declared) accrued and unpaid on such share to the date fixed for the distribution of assets of the Corporation in liquidation to the holders of Series B Preferred.

     If upon any Liquidation the aggregate assets available for distribution to the holders of the Series B Preferred and any other stock of the Corporation now existing or hereafter designated ranking on parity with the Series B Preferred upon Liquidation and which shall then be outstanding (hereinafter in this paragraph called the "TOTAL AMOUNT AVAILABLE") shall be insufficient to pay to the holders of all outstanding shares of Series B Preferred and all such other parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holder of each share of Series B Preferred in connection with such Liquidation an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which such share of Series B Preferred shall be entitled under the terms of the preceding paragraph by reason of such Liquidation and the denominator of which shall be the total amount wich would have been distributed by reason of such Liquidation with respect to all Series B Preferred and other stock ranking on a parity with the Series B Preferred then outstanding upon a Liquidation had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation.

     The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation (other than any such sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, merger or consolidation, following which the stockholders of the Corporation prior to the transaction retain a majority of the voting securities of the surviving or successor corporation and the holders of Series B Preferred receive in the transaction a security of the surviving or successor corporation having rights, preferences, and privileges substantially similar to the rights, preferences and privileges of the Series B Preferred), shall, at the option of the holders of a majority of the outstanding shares of Series B Preferred, be deemed to be a Liquidation of the Corporation for the purposes of this Section 5.

     The holder of any shares of Series B Preferred shall not be entitled to receive any payment owed for such shares under this Section 5 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares and (i) transfer instrument(s) satisfactory to the Corporation and sufficient to surrender such shares to the Corporation free of any adverse interest.

     After payment of the full amount of the liquidating distribution to which any holder of Series B Preferred is entitled, the holder of such share or shares will not be entitled to any further participation in any distribution of assets by the Corporation.

     6.   CONVERSION RIGHTS.  The Series B Preferred shall have no conversion
          -----------------
rights.

     7.   PROTECTIVE PROVISIONS.  So long as any shares of Series B Preferred
          ---------------------
are outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred voting together as a class:

          (a) amend or repeal any provision of, or add any provision to this Corporation's Restated Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred;

          (b) authorize or issue shares of any class of stock (other than the Series B Preferred issued as dividends as described in this Article VI) having any preference or priority as to dividend, redemption or liquidation preferences which is superior or equal to any such preferences or priority of shares of Series B Preferred; or

          (c) repurchase any outstanding shares of Series A Preferred or Common Stock, except pursuant to any repurchase agreements between the Company and any employee, consultant or director which provide for the repurchase by the Company of shares held by such person upon termination of services to the Corporation.

     8.   NOTICES OF RECORD DATE.  In the event of any taking by the Corporation
          ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other that a cash dividend) other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                                  ARTICLE VII

          The preferences and relative, optional and other special rights of the shares of Series C Preferred, and the qualifications, limitations or restrictions thereof, are as follows:

     1.   DESIGNATION OF SERIES: RANK.  The number of shares of Series C
          ---------------------------
Preferred may be increased or decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series C Preferred to a number less than that of the shares of such series then outstanding. The Series C Preferred shall rank senior to the Common Stock of the Corporation, the Series A Preferred and Series B Preferred as to the distribution of assets upon liquidation, dissolution or winding up and upon redemption and shall rank senior to the Common Stock of the Corporation and the Series A Preferred with respect to the payment of dividends. The Series C Preferred shall rank junior to the Series B Preferred with respect to the payment of dividends. Subject to the protective provisions set forth in Section 7(b) hereof, the Board of Directors may by resolution issue and designate additional series or classes of Preferred Stock which may rank senior to, junior to, or on parity with the Series C Preferred with respect to the payment of dividends, the distribution of assets upon liquidation, dissolution or winding up, redemption rights, and the other rights, preferences and privileges of such preferred stock.

     2.   DIVIDENDS AND DISTRIBUTIONS.
          ---------------------------

          (a) Subject to the prior and superior rights of the holders of Series B Preferred and any shares of any other series of Preferred Stock ranking senior to the shares of Series C Preferred with respect to dividends, the holders of shares of Series C Preferred, in preference to the holders of Common Stock, the Series A Preferred and any series of Preferred Stock now existing or hereafter designated which expressly provides by its terms that it is junior to the Series C Preferred in dividend rights, shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, an annual cash dividend in the amount of $0.26325 per share. Such dividends shall not be cumulative, and no right shall accrue to holders of Series C Preferred by reason of the fact that dividends on such shares are not declared or paid in any year.

          (b) If a dividend (whether or not earned or declared) or any redemption or repurchase payment upon any shares of Series C Preferred (or any interest thereon), or any other outstanding Preferred Stock of the Corporation ranking on a parity with the Series C Preferred as to dividends, is in arrears, then no dividend or other distribution may be declared and no redemption or repurchase payment may be made (and no interest thereon may be paid) on any such shares (other than dividends or payments made in stock of the Corporation ranking junior to the Series C Preferred as to dividends, upon liquidation, dissolution and winding up and redemption ("Junior Stock")) unless amounts are paid or distributed in respect of all such arrearages pro rata, so that (i) the amounts so paid or distributed per share of each such series bear to each other the same ratio that the amounts in arrears per share of each such series (i.e., the Series C Preferred and any other outstanding series of Preferred Stock of the Corporation ranking in parity with the Series C Preferred) bear to each other and (ii) the percentage of each such amount in arrears which is paid in cash per share of Series C Preferred is no lower than the percentage of the amount in arrears which is paid or distributed in cash per share of any such other series. So long as any shares of Series C Preferred remain outstanding, no dividend shall be paid or declared and no distribution made on any stock of the Corporation ranking junior to the Series C Preferred as to dividends or upon liquidation, dissolution or winding up (other than a dividend payable in Junior Stock), and no shares of stock of the Corporation ranking junior to the Series C Preferred as to dividends or upon liquidation, dissolution or winding up or upon redemption or repurchase shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock, or the exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Stock), unless in each case (i) all dividends on the Series C Preferred then declared and in arrears for all past dividend periods (and any interest thereon) are first paid in full and the full dividend of $0.26325 for the then-current dividend period is paid or declared and set apart for payment and (ii) the Corporation first pays in full all amounts then due and payable in connection with any matured repurchase or redemption obligation on the Series C Preferred or, with respect to amounts to be paid in cash, sets aside such payable amounts separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares subject to such redemption so as to continue to be available therefor. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock, or shares of Junior Stock may be purchased, redeemed or otherwise acquired for consideration by the Corporation, from time to time out of any funds legally available therefor, and the Series C Preferred shall not be entitled to participate in any such dividend, purchase, redemption or other acquisition, whether payable in cash, stock or otherwise.

          (c) Notwithstanding Section 2(b) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment of services, pursuant to an agreement providing for such right of repurchase, or (ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, in either case whether or not dividends on the Series C Preferred shall have been declared and paid or funds set aside therefor.

     3.    VOTING RIGHTS. Except as otherwise required by law, each share of
           -------------
Series C Preferred issued and outstanding shall at any time have a number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred is then convertible pursuant to Section 5 hereof. Subject to the foregoing, the holders of Series C preferred shall be entitled to vote with the holders of Common Stock on all matters submitted to a vote of stockholders (whether at a meeting or by written consent); provided that, subject to section 1 hereof, the Series C Preferred shall be entitled to vote as a separate series (the affirmative vote or consent of the holders of at least a majority of the outstanding shares of such separate series being required) or as part of a class (together with other series of Preferred Stock) on any matter with respect to which a series vote by the Series C Preferred or a class vote of the Preferred Stock, as the case may be, shall be expressly required by law, and any such class or series vote may be given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

     4.   LIQUIDATION.  Subject to the prior and superior rights of the holders
          -----------
of any shares of any series of Preferred Stock ranking senior to the shares of Series C Preferred with respect to liquidation preference, in the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 4, a "LIQUIDATION"), before any distribution of assets shall be made to the holders of the Common Stock, Series A Preferred, Series B Preferred or the holders of any stock now existing or hereafter designated that by its express terms ranks junior to the Series C Preferred in respect of distributions upon the Liquidation of the Corporation, the holder of each share of Series C Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $3.51 per share plus all dividends declared and unpaid on such share on the date fixed for the distribution of assets of the Corporation in liquidation to the holders of Series C Preferred.

     If upon any Liquidation the aggregate assets available for distribution to the holders of the Series C Preferred and any other stock of the Corporation now existing or hereafter designated ranking on parity with the Series C Preferred upon Liquidation and which shall then be outstanding (hereinafter in this paragraph called the "TOTAL AMOUNT AVAILABLE") shall be insufficient to pay to the holders of all outstanding shares of Series C Preferred and all such other parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holder of each share of Series C Preferred in connection with such Liquidation an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which such share of Series C Preferred shall be entitled under the terms of the preceding paragraph by reason of such Liquidation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation with respect to all Series C Preferred and other stock ranking on a parity with the Series C Preferred then outstanding upon a Liquidation had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation.

     The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation (other than any such sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, merger or consolidation, following which the stockholders of the Corporation prior to the transaction retain a majority of the voting securities of the surviving or successor corporation and the holders of Series C Preferred receive in the transaction a security of the surviving or successor corporation having rights, preferences, and privileges substantially similar to the rights, preferences and privileges of the Series C Preferred), or the transfer of the voting control of the Corporation shall, at the option of the holders of a majority of the outstanding shares of Series C Preferred, be deemed to be a Liquidation of the Corporation for the purposes of this Section 4.

     The holder of any shares of Series C Preferred shall not be entitled to receive any payment owed for such shares under this Section 4 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to surrender such shares to the Corporation free of any adverse interest.

     After payment of the full amount of the liquidating distribution to which any holder of Series C Preferred is entitled, the holder of such share or shares will not be entitled to any further participation in any distribution of assets by the Corporation.

     5.   CONVERSION RIGHTS.
          -----------------

          (a)  Optional Conversion into Common Stock. The holder of any share of
               -------------------------------------
Series C Preferred shall have the right, at such holder's option, at any time to convert such share into that number of shares of fully paid and nonassessable whole shares of Common obtained by dividing $3.51 by the Series C Conversion Price then in effect. The Series C Conversion Price shall initially be $3.51 per share, and shall be subject to adjustment as set forth below.

          (b)  Automatic Conversion.  Each share of Series C Preferred shall
               --------------------
automatically convert into shares of fully paid and nonassessable Common Stock, without any further action required on the part of the holder thereof, immediately prior to the closing of the Corporation's initial underwritten public offering pursuant to a Registration Statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate proceeds to the Corporation equal at least $15,000,000 and in which the price per share of Common Stock equals or exceeds $7.02 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events) (the "Qualified Public Offering"). The number of shares of Common Stock issuable upon such automatic conversion of any such share shall be equal to the number obtained by dividing $3.51 by the Series C Conversion Price then in effect.

          (c)  Procedure for Conversion. To exercise the conversion privilege
               ------------------------
set forth in Section 5(a) hereof, the holder of shares of Series C Preferred shall surrender the shares to be converted, accompanied by instruments of transfer satisfactory to the Corporation and sufficient to transfer the shares being converted to the Corporation free of any adverse interest, at the principal offices of the Corporation or any of the offices or agencies maintained for such purpose by the Corporation ("Conversion Agent") and shall give written notice (by registered or certified mail, overnight courier or hand delivery) to the Corporation at such Conversion Agent that the holder elects to convert such shares. Such notice shall state whether and to what extent the shares so surrendered for conversion shall be converted into shares of Common Stock, and shall also state the name or names, together with address or addresses, in which the certificate or certificates for Common Stock issuable on such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series C Preferred as aforesaid, the Corporation shall issue and deliver at such Conversion Agent to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Certificates will be issued for the balance of the shares of Series C Preferred in any case in which fewer than all of the shares of Series C Preferred are converted.

          Each conversion pursuant to Section 5(a) hereof shall be deemed to have been effected immediately prior to the close of business on the date on which the shares of Series C Preferred shall have been so surrendered and such notice shall have been received by the Corporation as aforesaid. Each conversion pursuant to Section 5(b) hereof shall be deemed to have been effected, automatically and with no further required action on the part of the holder of the shares as converted, immediately prior to (but contingent upon) the closing of the sale of shares pursuant to the Qualified Public Offering. In each such case, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby at the effective date of such conversion, unless the stock transfer books of the Corporation shall be closed on such date, in which event such conversion shall be deemed to have been effected immediately prior to the open of business on the next succeeding day on which such stock transfer books are open, and such person or persons shall be deemed to have become such holder or holders of record of the Common Stock at the open of business on such later day. In each such case, the conversion shall be at the Conversion Price in effect on the effective date of the conversion as determined above. No payment or adjustment shall be made on conversion for any dividends payable on the Common Stock delivered on conversion. Effective as of any such conversion, the Corporation shall be excused from paying any dividends on the shares converted, except for any dividends accrued (whether or not earned or declared) and unpaid through the day of conversion.

     No fractional interest in a share of Common Stock shall be deliverable upon the conversion of any share or shares of Series C Preferred, and the number of shares of Common Stock issuable upon any such conversion shall be rounded down to the nearest whole share. If more than one certificate representing shares of Series C Preferred is to be converted at one time by the same holder into common Stock, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred represented by such certificates, or the specified portions thereof to be converted.

          (d)  Adjustment of Conversion Price.  The Conversion Price shall be
               ------------------------------
adjusted from time to time in respect of any of the following events occurring on or after the date upon which a share of Series C Preferred is first issued (the "ORIGINAL ISSUE DATE" of the Series C Preferred), as follows:

               (i)  Dividends and Distributions.  In case the Corporation shall
                    ---------------------------
pay or make a dividend or other distribution upon its Common Stock payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

               (ii)   Subdivisions and Combinations.  In case the outstanding
                      -----------------------------
shares of Common Stock shall each be subdivided into a greater number of shares of Common Stock (other than any such subdivision which is effected pursuant to a dividend or distribution for which adjustment to the Conversion Price is made under paragraph (i) above), the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (iii)  Distributions other than Cash Dividends.  In case the
                      ---------------------------------------
Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends out of retained earnings) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Series C Preferred shall, concurrently with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such shares of Series C Preferred shall then be convertible.

               (iv)   Reclassifications.  In case of any capital reorganization
                      -----------------
or reclassification of the stock of the Corporation (other than any transaction described in paragraph (i), (ii) or (iii) hereof), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), the shares of the Series C Preferred shall, after such reorganization, reclassification, consolidation or merger, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which the holder thereof would have been entitled if immediately prior to such reorganization, reclassification, consolidation, or merger the holder had converted the holder's shares of the Series C Preferred in Common Stock.

                    (v) (A) Upon Sale of Common Stock. If the Corporation shall,
                            -------------------------
while there are any shares of Series C Preferred outstanding, issue or sell (or in accordance with Section 5(d)(v)(B) below is deemed to have issued or sold) shares of its Common Stock without consideration or at a price per share less than the Conversion Price in effect immediately prior to such issuance or sale, then in each such case such Conversion Price for the Series C Preferred, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Conversion Price by a fraction:

          (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and

          (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common Stock so issued;


provided that for the purpose of clauses (1) and (2) of this Subsection 5
(d)(v)(A), all shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred and Series C Preferred and all shares of Common Stock issuable upon exercise of outstanding options and warrants shall be deemed to be outstanding.

               (B) Upon Issuance of Warrants, Options and Rights to Common
                   -------------------------------------------------------
                   Stock.
                   -----

          (1) For the purposes of this Section 5(d)(v), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Conversion Price at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Price shall be made under this Section 5(d)(v) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time (other than as a result of a stock split, stock dividend or other similar event), then, upon the effectiveness of each such change, the Conversion Price shall be adjusted to such Conversion Price as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration per share of such securities, and (2) had adjustments made to the Conversion Price since the date of issuance of such securities been made to the Conversion Price as adjusted pursuant to (1) above. Any adjustment of the Conversion Price with respect to this Section 5(d)(v)(B) which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

     (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

          (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

          (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

          (c)  Stock Dividends. In the event the Corporation shall make or
               ---------------
issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation which is not subject to Section 5(d)(i) above, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of Common Stock payable pro rata to holders of Series C Preferred Stock and to
                          --------
     holders of any other class of stock).

               (D)    Consideration Other than Cash. For purposes of this
                      -----------------------------
     Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d)(v) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

               (E)    Exceptions. This Section 5(d)(v) shall not apply under any
                      ----------
     of the circumstances which are described in Sections 5(d)(i), (ii) i (iii) or (iv) above. Further, the provisions of this Section 5(d)(v) shall not apply to (i) shares issued upon conversion of the Series A Preferred or Series C Preferred, (ii) options (and the shares issuable upon exercise thereof) to purchase up to an aggregate of 1,841,375 shares of Common Stock granted or to be granted to employees, directors and consultants of the Corporation, (iii) shares issued upon conversion of warrants to purchase an aggregate of 144,540 shares of Common Stock outstanding on the Original Issue Date, (iv) shares issued upon conversion of warrants to purchase an aggregate of 353,388 shares of Common Stock held by NGC, Inc., (v) shares issued upon conversion of warrants to purchase an aggregate of 150,633 shares of Common Stock held by Prudential Securities Incorporated, (vi) capital stock or warrants to purchase capital stock issued in connection with bona fide equipment lease financings or bank credit facilities approved by the Corporation's Board of Directors, (vii) capital stock or warrants to purchase capital stock issued in connection with bona fide acquisition transactions, the terms of which are approved by the Corporation's Board of Directors, or (viii) shares of Common Stock issued pursuant to a transaction described in Section 5(d)(i) or 5(d)(ii) hereof. The number of shares in this Section (E) shall be proportionately adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof.

               (vi)   Tax Adjustments.  The Corporation may in its sole
                      ---------------
discretion make such reductions in the Conversion Price, in addition to those required by paragraphs (i), (ii), (iii) and (iv) above, as it considers to be advisable in order that any event treated for Federal Income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipient.

               (vii)  Reservation of Shares. The Corporation shall at all times
                      ---------------------
reserve and keep available, free from preemptive fights, out of its authorized but unissued Common Stock, for the purpose of issuance upon conversion of the Series C Preferred, the maximum number of shares of Common Stock then deliverable upon the conversion of all shares of Series C Preferred then outstanding. All Common Stock issued upon conversion of the Series C Preferred shall be
                                     -27-
newly issued and, when issued, shall be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances.

     6.   NOTICES OF RECORD DATE. In the event of any taking by the Corporation
          ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series C Preferred, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.


     7.   PROTECTIVE PROVISIONS. So long as any shares of Series C Preferred are
          ---------------------
outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law), of the holders of at least a majority of the then outstanding shares of Series C Preferred voting together as a class:

          (a) amend or repeal any provision of, or add any provision to, this Corporation's Restated Certificate of Incorporation if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred; or

          (b) authorize or issue shares of any class of stock (other than the Series B Preferred issued as dividends as described in Article VI hereof) having any preference or priority as to dividend, redemption or liquidation preferences which is superior to or on parity with any such preference or priority of any series of Series C Preferred.

          (c) Merge or consolidate with or into another entity or sell, lease or otherwise dispose of a material portion of the assets of the Company or any subsidiary or transfer voting control of the Company if the total consideration to be received by the holders of the Series C Preferred Stock is less than the lesser of (i) $7.02 per share of Series C Preferred (as adjusted for stock splits, stock dividends, recapitalizations and similar events) and (ii) $4.74 per share of Series C Preferred (as adjusted for stock splits, stock dividends, recapitalizations and similar events), with respect to transactions occurring on or prior to the first anniversary of the Original Issue Date of the Series C Preferred and thereafter an amount per share of Series C Preferred which would result in the holder of a share of Series C Preferred realizing an annual cumulative internal rate of return of 35% on the original purchase price paid per share of Series C Preferred, which consent shall not be unreasonably withheld;

     8.   REDEMPTION RIGHTS.
          -----------------

          (a)  Holder Redemption. Upon written notice at least one hundred
               -----------------
twenty (120) days prior to December 31 of any calendar year from, and including, the year 2002, by the holders of at least two-thirds (2/3) of the then outstanding shares of Series C Preferred (a "Holder Election"), the Corporation shall be required to redeem all of the issued, outstanding and nonredeemed shares of Series C Preferred held by each holder of Series C Preferred (a "Holder Redemption"), at a redemption price per share (the "Redemption Price") of $3.51 plus an amount equal to all declared but unpaid dividends on the Series C Preferred. In the event of any such Holder Election, the Corporation shall, out of and only to the extent of funds legally available therefor, redeem (i) on the December 31 following such Holder Election, one-third of the number of shares of Series C Preferred then issued and outstanding; (ii) on the second December 31 following such Holder Election, one-half of the number of shares of Series C Preferred then issued and outstanding; and (iii) on the third December 31 following such Holder Election, all of the shares of Series C Preferred then issued and outstanding. The Redemption Price Payable upon any Holder Redemption shall be paid in cash, to the extent of funds legally available therefor.

          (b) In the event that the Corporation does not have legally available funds sufficient to pay in full the Redemption Price with respect to each share of Series C Preferred being redeemed pursuant to this Section 8 ("REDEEMED SHARES"), the Corporation shall redeem the shares of Series C Preferred otherwise scheduled for redemption pro rata among the holders of the Series C Preferred then outstanding, based on the number of shares then held by each holder of Series C Preferred.


          (c)  Payment of Redemption Price. In the case of any Holder Redemption
               ---------------------------
pursuant to Section 4(a), the Corporation shall pay the Redemption Price in cash.

          (d)  Mechanics of Redemption.
               -----------------------

               (i) Notice of any Holder Redemption of the Series C Preferred shall be mailed at least thirty (30), but not more than sixty (60), calendar days prior to each December 31 redemption date (each, a "Holder Redemption Date"), to each holder of Series C Preferred to be redeemed at such holder's address as it appears on the books of the Corporation. To facilitate the redemption of the Series C Preferred, the Board of Directors may fix a record date for the determination of the holders of shares of Series C Preferred to be redeemed on each Holder Redemption Date, which date shall be not more than sixty
(60), nor less than ten (10) calendar days prior to the respective Holder Redemption Date.

               (ii) The holder of any shares of Series C Preferred redeemed pursuant to this Section 8 shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the Corporation's notice of redemption (i) the certificates representing the shares of Series C Preferred to be redeemed and
(ii) appropriate endorsements and transfer documents sufficient to transfer such shares of Series C Preferred to the Corporation free of any adverse interest. In the event the redemption amount payable on any redeemed share of Series C Preferred is not paid in full within fifteen (15) business days after the Holder Redemption Date as provided herein, then the unpaid portion of the Redemption Price of such share shall bear interest at a rate of 12% per annum, commencing at the close of business on the Holder Redemption Date and continuing until the redemption price on such share is paid in full. Interest shall be computed on the basis of a three hundred sixty-five (365) day year and shall be payable on demand.

               (iii) In the event of any redemption, then upon the Holder Redemption Date and if all funds necessary for such redemption shall have been paid in cash or set aside by the Corporation separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then the shares so called for redemption shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the applicable Holder Redemption Date, and all rights of the holders of the shares of Series C Preferred called for redemption shall cease and terminate, excepting only the right to receive the Redemption Price therefor (including any accrued and unpaid dividends, whether or not earned or declared, to the Holder Redemption Date if such price has not already been paid, without interest except as provided in
Section 4(d)(ii) hereof.

          (e)  Conversion Rights. Nothing contained in this Section 8 shall in
               -----------------
any way restrict or prohibit the holders of the Series C Preferred from exercising their conversion rights pursuant to Section 5 hereof prior to the redemption of any shares hereunder.

          (f)  Priority on Redemption. The redemption rights of the shares of
               ----------------------
Series C Preferred are senior to the redemption rights of the Series A Preferred and Series B Preferred. Accordingly, the Corporation shall not redeem any shares of Series A Preferred or Series B preferred unless and until the shares of Series C Preferred have been redeemed in full.


                                 ARTICLE VIII

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.


                                  ARTICLE IX

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                   ARTICLE X

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article X shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XI

     Each person who is or was director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as it may be in effect from time to time.

                                  ARTICLE XII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation."

     THE UNDERSIGNED, being the Executive Vice President of this Corporation, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 17th day of July, 1997.



                                        GEOSYSTEMS GLOBAL CORPORATION
                                        a Delaware corporation


                                        By: /s/ James Thomas
                                           -------------------------------
                                           Name:  James Thomas
                                           Title: Executive Vice President


Attest:

/s/ Robert S. Binford
------------------------------
Title:  Asst. Secretary
        Robert S. Binford

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/27/1999
   991033810 - 2389679

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                         GEOSYSTEMS GLOBAL CORPORATION


          GeoSystems Global Corporation, a Delaware corporation (hereinafter called "Corporation"), hereby certifies that:

          FIRST: The Certificate of Incorporation of the Corporation, as
          ------
     heretofore amended, is further amended by striking out Article FIRST of the Certificate of Incorporation and inserting in lieu thereof the following.

               "FIRST: The name of the Corporation (hereinafter called the "Corporation") is MapQuest.com, Inc."

          SECOND: The board of directors of the Corporation, by written consent
          ------
     to such action by all the members thereof and filed with the minutes of proceedings of the board, adopted a resolution in which was set forth the foregoing proposed amendment of the Certificate of Incorporation of the Corporation declaring that the said amendment of the Certificate of Incorporation was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation by written consent of the holders of a majority of the shares of stock of the Corporation entitled to vote thereon. Such amendment of the Certificate of Incorporation has been duly adopted in accordance with the provisions of
     Section 242 of the General Corporation Law of the State of Delaware.

          THIRD: A consent in writing in accordance with Section 228 of the
          -----
     General Corporation Law of the State of Delaware, setting forth approval of the amendment of the Certificate of Incorporation of the Corporation hereinabove set forth, was signed by the holders of majority of the shares of stock of the Corporation entitled to vote thereon, and such consent is filed with the records of the Corporation.

          FOURTH: The amendment of the Certificate of Incorporation of the
          ------
     Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation in the manner and by the vote required by law.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf by James Thomas, COO/CFO of the Corporation, on the 16/th/ day of January, 1999.

                                             GEOSYSTEMS GLOBAL CORPORATION

                                             By  /s/ James Thomas
                                                 -------------------------
                                                    James Thomas, COO/CFO